1 Ivonescimab Plus Chemotherapy Demonstrates Statistically Significant Overall Survival Benefit Compared to Durvalumab Plus Chemotherapy in First-Line Advanced Biliary Tract Cancer in Single-Region Trial Conducted by Akeso in China HARMONi-GI1 Conducted in China by Akeso Is First Known Phase III Study in Advanced BTC to Demonstrate OS Superiority vs. Anti-PD-(L)1 Plus Chemotherapy First Phase III Ivonescimab Readout beyond NSCLC Demonstrates Significant OS Benefit Miami, Florida, August 25, 2026 – Summit Therapeutics Inc. (NASDAQ: SMMT) today noted that its partner Akeso Inc. announced positive topline results from the randomized Phase III HARMONi-GI1 study (AK112-309) evaluating ivonescimab plus chemotherapy compared with durvalumab plus chemotherapy as a first-line treatment for patients with advanced biliary tract cancer (BTC). HARMONi-GI1 is a single-region, multi-center, Phase III study conducted in China and sponsored by Akeso, with all relevant data exclusively generated, managed, and analyzed by Akeso. Akeso reported that, at a pre-specified interim analysis, the ivonescimab-based regimen achieved statistically significant and clinically meaningful superiority in the primary endpoint of overall survival (OS) compared to the durvalumab-based regimen. The study also met the key secondary endpoints of progression-free survival (PFS) and objective response rate (ORR). Detailed results from this first readout of HARMONi-GI1, including safety and efficacy data, are expected to be presented at an upcoming medical congress and published in a peer-reviewed journal. Akeso’s press release announcing these results can be found here. The HARMONi-GI1 study was conducted by Akeso in China, where ivonescimab is approved and commercially available for indications in non-small cell lung cancer (NSCLC). Ivonescimab remains investigational and is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. About Ivonescimab Ivonescimab, known as SMT112 in Summit’s license territories, North America, South America, Europe, the Middle East, Africa, and Japan, and as AK112 outside of Summit’s license territories, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti- angiogenesis effects associated with blocking VEGF into a single molecule. By design, ivonescimab displays unique cooperative binding to each of its intended targets with multifold higher affinity to PD-1 when in the presence of VEGF. This design is intended to differentiate ivonescimab as there is potentially higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal tissue in the body. Summit believes ivonescimab’s specifically engineered tetravalent structure (four binding sites) enables higher avidity (accumulated strength of multiple binding interactions) in the TME (Zhong, et al, iScience, 2025). This tetravalent structure, the intentional novel design of the molecule, and bringing these two targets into a single bispecific antibody with cooperative binding qualities have the potential to direct ivonescimab to the tumor tissue versus healthy tissue. The intent of ivonescimab’s design, together with a half-life of 6 to 7 days after the first dose (Zhong, et al, iScience, 2025) increasing to approximately 10 days at steady state dosing, is to improve upon

2 previously established efficacy thresholds, side effects, and safety profiles associated with prior approved drugs to these targets. Ivonescimab was engineered by Akeso Inc. (HKEX Code: 9926.HK) and is currently utilized in multiple Phase III clinical trials. Over 4,000 patients have been treated with ivonescimab in clinical studies globally and over 70,000 patients when considering those treated in a commercial setting in China, as noted by Akeso. There are currently 16 Phase III clinical studies that are either announced, ongoing, or have been completed studying ivonescimab, five of which are Summit-sponsored global studies, one of which is a multiregional study sponsored by a cooperative group, and 10 of which are being or have been conducted in China by Akeso. Summit began its clinical development of ivonescimab in NSCLC, commencing enrollment in 2023 in two multiregional Phase III clinical trials, HARMONi and HARMONi-3. In 2025, Summit began enrolling patients in HARMONi-7. Summit expanded its Phase III clinical development program into colorectal cancer (CRC) in the fourth quarter of 2025 by initiating enrollment in HARMONi-GI3. In 2026, Summit announced initiation of HARMONi-GU1, a Phase II/III study in urothelial carcinoma (bladder cancer) with global clinical trial site activations planned to begin by the fourth quarter of 2026. HARMONi is a Phase III clinical trial evaluating ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who were previously treated with a third-generation EGFR TKI (e.g., osimertinib). Detailed results of the study were provided in September 2025, and a Biologics License Application (BLA) was submitted to the United States Food and Drug Administration (FDA) for marketing authorization, which the FDA accepted for filing in January 2026; the goal Prescription Drug User Fee Act (PDUFA) date is November 14, 2026. HARMONi-3 is a Phase III clinical trial evaluating ivonescimab combined with chemotherapy compared to pembrolizumab combined with chemotherapy in patients with first-line metastatic, squamous or non-squamous NSCLC, irrespective of PD-L1 expression. The clinical trial is evaluating the two histologies as individual, separately powered cohorts with independent statistical powering. HARMONi-7 is a Phase III clinical trial evaluating ivonescimab monotherapy compared to pembrolizumab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression. HARMONi-GI3 is a Phase III clinical trial evaluating ivonescimab in combination with chemotherapy compared with bevacizumab plus chemotherapy in patients with first-line unresectable metastatic CRC. HARMONi-GU1 is a Phase II/III clinical trial evaluating ivonescimab plus the antibody drug conjugate (ADC) enfortumab vedotin (EV) compared to pembrolizumab plus EV as first-line therapy in patients with previously untreated locally advanced or metastatic urothelial carcinoma (la/mUC). ILLUMINE is a Phase III study being conducted by GORTEC, a cooperative group dedicated to Head and Neck Oncology, in recurrent / metastatic head and neck squamous cell carcinoma (r/m HNSCC). ILLUMINE is a three- arm Phase III clinical trial designed to evaluate ivonescimab monotherapy, as well as ivonescimab in combination with ligufalimab, Akeso’s proprietary anti-CD47 monoclonal antibody, compared to monotherapy pembrolizumab in patients with PD-L1 positive r/m HNSCC.

3 Five Phase III ivonescimab clinical trials have read out to date, all five with positive data. Four of these five studies are in NSCLC and one is in biliary tract cancer (BTC). In addition to Summit’s positive HARMONi study, Akeso has had positive read-outs in three single-region (China), randomized Phase III clinical trials, HARMONi-A, HARMONi- 2, and HARMONi-6, for ivonescimab in NSCLC, including a statistically significant overall survival benefit in both the HARMONi-A and HARMONi-6 studies. Akeso has also reported a positive read-out (statistically significant OS) in the single-region (China), randomized Phase III HARMONi-GI1 trial in advanced BTC. HARMONi-A was a Phase III clinical trial which evaluated ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with an EGFR TKI. HARMONi-2 is a Phase III clinical trial evaluating monotherapy ivonescimab against monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression. HARMONi-6 is a Phase III clinical trial evaluating ivonescimab in combination with platinum-based chemotherapy compared with tislelizumab, an anti-PD-1 antibody, in combination with platinum-based chemotherapy in patients with locally advanced or metastatic squamous NSCLC, irrespective of PD-L1 expression. HARMONi-GI1 is a Phase III clinical trial evaluating ivonescimab in combination with chemotherapy compared with durvalumab plus chemotherapy as a first-line treatment for patients with advanced BTC. Akeso is actively conducting additional Phase III clinical studies in settings outside of NSCLC and biliary-tract cancer, including triple-negative breast cancer, head and neck squamous cell carcinoma, small cell lung cancer, colorectal cancer, and pancreatic cancer. Ivonescimab is an investigational therapy that is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. Ivonescimab was initially approved for marketing authorization in China in May 2024. About Summit Therapeutics Inc. Summit Therapeutics Inc. is a biopharmaceutical oncology company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs. Summit was founded in 2003 and the company’s shares are listed on the Nasdaq Global Market (symbol "SMMT"). Summit is headquartered in Miami, Florida, with additional offices in Palo Alto, California, Princeton, New Jersey, Dublin, Ireland, and Oxford, UK. For more information, please visit https://www.smmttx.com and follow Summit on X @SMMT_TX. Summit Forward-Looking Statements Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc. and other collaborations, the intended use of the net proceeds from the private placements, the Company's anticipated spending and cash runway, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential

4 submission of applications for marketing approvals, the expected timing of BLA submissions or FDA decisions, potential acquisitions, statements about the previously disclosed At-The-Market equity offering program (“ATM Program”), the expected proceeds and uses thereof, the Company’s estimates regarding stock-based compensation, and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, industry, or political conditions, including the effects of geopolitical developments, domestic and foreign trade policies, and monetary policies, the results of our evaluation of the underlying data in connection with the development and commercialization activities for ivonescimab, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, global public health crises, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of filings that the Company makes with the Securities and Exchange Commission. Summit defines a “positive study” as a clinical study with one or more prespecified primary endpoints in which one of those endpoints achieves a statistically significant benefit according to the protocol or statistical analysis plan. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ivonescimab. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release. Summit Therapeutics’ Media & Investor Contacts: Nathan LiaBraaten Senior Director, Investor Relations Tracy Jones Director, Media & Public Relations investors@smmttx.com media@smmttx.com Summit Therapeutics and the Summit Therapeutics logo are registered trademarks of Summit Therapeutics Inc. and/or its affiliates. Copyright 2026, Summit Therapeutics Inc. All Rights Reserved.